EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement of Affymetrix, Inc. on Form S-8, pertaining to the ParAllele BioScience, Inc. 2001 Stock Option Plan, of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Affymetrix, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Affymetrix, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Affymetrix, Inc., filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this Registration Statement of Affymetrix, Inc. of our report dated May 20, 2003, with respect to the financial statements of ParAllele BioScience, Inc., which is incorporated by reference into the Form 8-K filed by Affymetrix, Inc. on October 26, 2005 and included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-126718).

/s/Ernst & Young LLP
Palo Alto, California
October 21, 2005